UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
FILED PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2004

INTERSTATE HOTELS & RESORTS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-14331	52-2101815

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

4501 N. Fairfax Drive
Arlington, Virginia 22203

(Address of principal executive offices)

Registrant’s telephone number, including area code: (703) 387-3100

N/A
(Former name or former address, if changed since last report)

This filing amends and supplements our 8-K filed on October 28, 2004.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On October 26, 2004, Interstate Hotels & Resorts, Inc., a Delaware corporation, (the “Company”), entered into a Stock Purchase Agreement with Sunstone Hotel Investors, Inc., (“Sunstone REIT”) a Maryland corporation, Sunstone Hotel Partnership, LLC, a Delaware limited liability company, Sunstone Hotel Investors, LLC, a Delaware limited liability company, Sunstone Hotel TRS Lessee, Inc., a Delaware corporation, (collectively the “Sunstone Parties”) and Sunstone Hotel Properties, a Colorado corporation (“SHP”). The Stock Purchase Agreement related to the acquisition by the Company of SHP, the hotel manager for the Sunstone Parties, which also closed on October 26, 2004. We acquired SHP concurrently with the completion of Sunstone REIT’s initial public offering of common stock on October 26, 2004. The Stock Purchase Agreement includes customary representations and warranties, as well as an obligation by the Sunstone parties to indemnify Interstate and SHP for liabilities arising prior to the acquisition. The purchase price was $8 million, of which $6 million was paid on October 26, 2004 and $2 million is due on December 31, 2005. In connection with the acquisition, SHP entered into new management contracts with respect to its 54 managed hotels, of which 50 hotels are owned by Sunstone REIT.

We did not acquire any net tangible assets in the transaction. The Stock Purchase Agreement requires that Sunstone REIT indemnify us for all liabilities of SHP existing on October 26, 2004. These liabilities consisted of payroll, benefit and pension costs and other accrued operating expenses.

The financial statements of SHP included in this Form 8-K represent a carve-out of the acquired management company activities from the historical consolidated financial statements of the Sunstone Parties. See the notes to the financial statements of the business acquired for a description of the acquired entity and a discussion of the basis of presentation of the carve-out financial information.

This acquisition is considered significant under Rule 3-05 of the Securities Act of 1933, and as such the Company is including financial statements of the acquired company, SHP, and pro forma financial information for the Company.

ITEM 9.01- FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired

Sunstone Hotel Properties

Report of Independent Registered Public Accounting Firm
Balance Sheets as of September 30, 2004 and December 31, 2003
Statements of Operations for the Nine Months Ended September 30, 2004, and for the Years Ended December 31, 2003 and 2002

Statements of Changes in Stockholders’ Deficit for the Nine Months Ended September 30, 2004, and for the Years Ended December 31, 2003 and 2002
Statements of Cash Flows for the Nine Months Ended September 30, 2004, and for the Years Ended December 31, 2003 and 2002
Notes to Financial Statements

(b) Pro Forma Financial Information

Interstate Hotels & Resorts, Inc.

Pro Forma Balance Sheet as of September 30, 2004 (unaudited)
Pro Forma Statement of Operations for the Nine Months Ended September 30, 2004 (unaudited)
Pro Forma Statement of Operations for the Year Ended December 31, 2003 (unaudited)
Notes to Pro Forma Financial Information

(c) Exhibits

Exhibit No.

  10.1    Stock Purchase Agreement
*23.1   Consent of Ernst & Young LLP

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2005

INTERSTATE HOTELS & RESORTS, INC.

By:	/s/ J. William Richardson
Name: J. William Richardson
Title: Chief Financial Officer

Financial Statements

Sunstone Hotel Properties

As of September 30, 2004 and December 31, 2003
and for the Nine Months Ended September 30, 2004 and for the
Years Ended December 31, 2003 and 2002
with Report of Independent Registered Public Accounting Firm

Report of Independent Registered Public Accounting Firm

To the Shareholders
Sunstone Hotel Properties

We have audited the accompanying balance sheets of Sunstone Hotel Properties (as defined in Note 2) as of September 30, 2004 and December 31, 2003, and the related statements of operations, changes in owners’ equity (deficiency) and cash flows for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sunstone Hotel Properties at September 30, 2004 and December 31, 2003, and the results of its operations and cash flows for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California
December 21, 2004,
except as to Note 5
which is as of December 31, 2004.

SUNSTONE HOTEL PROPERTIES
BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2004	2003
Assets
Due from Sunstone Predecessor Companies	$19,670	$18,866

Total assets	$19,670	$18,866

Liabilities and Owners’ Equity
Accrued expenses	$7,749	$7,613
Accrued payroll and employee benefits	10,647	9,615
Accrued pension cost	1,274	1,638

Total liabilities	19,670	18,866
Commitments and contingencies (Note 6)

Owners’ equity	—	—

Total liabilities and owners’ equity	$19,670	$18,866

See accompanying notes to the financial statements.

SUNSTONE HOTEL PROPERTIES
STATEMENTS OF OPERATIONS
(In thousands)

	Nine Months
	Ended	Year Ended
	September 30,	December 31,
	2004	2003	2002
REVENUES
Management and other fees	$8,481	$10,941	$7,189
Reimbursements from managed properties	105,432	147,852	102,431

Total revenues	113,913	158,793	109,620

OPERATING EXPENSES
General and administrative	7,902	13,758	12,447
Other expenses from managed properties	105,432	147,852	102,431

Total operating expenses	113,334	161,610	114,878

Operating income (loss)	579	(2,817)	(5,258)
Provision for income taxes	—	—	—

NET INCOME (LOSS)	$579	$(2,817)	$(5,258)

See accompanying notes to the financial statements.

SUNSTONE HOTEL PROPERTIES
STATEMENTS OF CHANGES IN OWNERS’ EQUITY (DEFICIENCY)
(In thousands)

		Accumulated
		Other
	Owner’ Equity	Comprehensive	Total Owners’
	(Deficiency)	Income (Loss)	Equity
Balance at December 31, 2001	$967	$(967)	$—
Net loss	(5,258)	—	(5,258)
Minimum pension liability adjustment	—	(1,149)	(1,149)

Comprehensive loss			(6,407)
Net transfer from Sunstone Predecessor Companies	6,407	—	6,407

Balance at December 31, 2002	2,116	(2,116)	–
Net loss	(2,817)	—	(2,817)
Minimum pension liability adjustment	—	374	374

Comprehensive loss			(2,443)
Net transfer from Sunstone Predecessor Companies	2,443	—	2,443

Balance at December 31, 2003	1,742	(1,742)	—
Net income	579	—	579
Minimum pension liability adjustment	—	(457)	(457)

Comprehensive income			122
Net transfer to Sunstone Predecessor Companies	(122)	—	(122)

Balance at September 30, 2004	$2,199	$(2,199)	$—

See accompanying notes to the financial statements.

SUNSTONE HOTEL PROPERTIES
STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months
	Ended	Year Ended
	September 30,	December 31,
	2004	2003	2002
Cash Flows From Operating Activities:
Net income (loss)	$579	$(2,817)	$(5,258)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Due from Sunstone Predecessor Companies	(804)	(3,541)	(3,015)
Accrued expenses	136	2,753	2,230
Accrued payroll and employee benefits	1,032	1,293	(65)
Accrued pension cost	(821)	(131)	(299)

Cash provided by (used in) operating activities	122	(2,443)	(6,407)
Cash Flows From Financing Activities:
Net transfers (to) from Sunstone Predecessor Companies	(122)	2,443	6,407

Net change in cash	—	—	—
Cash and cash equivalents, beginning of period	—	—	—

Cash and cash equivalents, end of period	$—	$—	$—

See accompanying notes to the financial statements.

SUNSTONE HOTEL PROPERTIES
NOTES TO FINANCIAL STATEMENTS

1. Organization and Description of Business

     The financial statements of Sunstone Hotel Properties (“SHP” or the “Management Company”) present the stand-alone financial position, results of operations and cash flows of hotel property management activities for hotels owned by Sunstone Hotel Investors, L.L.C. (“SHI”), WB Hotel Investors, LLC (“WB”) and Sunstone/WB Hotel Investors IV, LLC (“WB IV”). Collectively, the three companies are known as the “Sunstone Predecessor Companies”.

     Concurrently with the consummation of Sunstone Hotel Investors, Inc.’s (the “REIT”) initial public offering (the “Offering”) which occurred on October 26, 2004, SHI sold the Management Company to Interstate Hotels & Resorts (“IHR”). The sale of the Management Company was the result of the Offering, because the REIT, in order to maintain its tax status, is required by the rules of the Internal Revenue Code to have its hotels managed by third-party operators.

2. Basis of Presentation and Summary of Accounting Policies

     The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States and in conformity with the rules and regulations of the Securities and Exchange Commission. These financial statements have been prepared in contemplation of the acquisition of the Management Company by IHR. As a result, only the historical balances of the assets, liabilities and equity that IHR purchased, are shown, as well as those revenues and expenses that will continue to be earned and incurred by IHR. All historical assets and liabilities not purchased by IHR have been excluded from these financial statements. Such assets and liabilities consist of cash, accounts receivable, investment in hotel properties, prepaid assets, other assets, accounts payable, and certain accrued expenses and other payables. Those revenue items that have not been included consist of interest income, other income, and other asset management revenues related to services that will not be performed by IHR such as disposition fee income and management fee income for hotels that will not be managed by IHR. Those expense items that have not been included consist of depreciation expense and expenses that relate directly to the performance of those revenue-generating services that will not be performed by IHR. Management believes that the exclusion of these assets and liabilities is useful to better understand the purchase transaction and the operating performance for the periods presented. The financial statements include the historical costs of hotel corporate management functions such as operations, sales and marketing, revenue management and accounting. The financial statements also include allocations of certain expenses incurred on the Management Company’s behalf by the Sunstone Predecessor Companies, as well as a portion of common expenses incurred by the Sunstone Predecessor Companies on behalf of all of their subsidiaries. Management believes the assumptions underlying the allocations, apportionment and presentation are reasonable.

Use of Estimates

     The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and during the reporting period. Actual results could materially differ from those estimates.

Revenue Recognition

     The Management Company earns revenue from hotel management contracts and related sources. Management and other fees consist of fees receivable from owners of hotel properties and fees for other related services. These fees are recognized as revenue when in the period that they are earned and in accordance with the individual management contracts.

3. Due from Sunstone Predecessor Companies

     In accordance with the management agreements between SHP and Sunstone Predecessor Companies, Sunstone Predecessor Companies were required to reimburse SHP for certain expenses that SHP incurred related to the management of Sunstone Predecessor Companies’ hotel properties. These expenses include hotel employee wages, salaries, bonuses and benefits, insurance, workers’ compensation, and other hotel operating expenses.

4. Income Taxes

     The income tax provision included in the statements of operations was based on an effective income tax rate of 40%. Income tax benefit associated with the utilization of net operating loss carryforwards for the years ended December 31, 2003 and 2002 was recognized to the extent of current period income for the nine months ended September 30, 2004. The Company has fully reserved the remaining deferred tax asset due to the uncertainty of its realization.

5. Retirement Plans

Defined Benefit Retirement Plan

     The Management Company sponsors a defined benefit retirement plan covering union employees at certain properties located in Rochester, Minnesota. Pension contributions and expenses for this plan are determined based on the actuarial cost of current service. In December 2003, the FASB issued SFAS No. 132 (revised December 2003), “Employers’ Disclosures about Pensions and Other Postretirement Benefits” (SFAS 132-R). This statement amends the disclosure requirements of SFAS 132 to require more details about retirement plan assets, benefit obligations, cash flows and other relevant information. SFAS 132-R is effective for years ending after December 15, 2003, except certain benefit payment and international plan disclosures that are effective for fiscal years after June 15, 2004. The adoption of the disclosure provisions of SFAS 132-R did not have a material effect on the Company’s financial statements.

     The Company’s funding policy with respect to its qualified pension plan is to contribute annually not less than the minimum required by applicable law and regulations. The Company made pension contributions of $755,000 in 2004, $507,000 in 2003, and $552,000 in 2002. The Company expects to contribute approximately $279,000 to its pension plan during 2005. The Company uses a December 31 measurement date for its pension plan.

     The accumulated benefit obligation (“ABO”), the projected benefit obligation (“PBO”), the fair value of plan assets, and related pension balance sheet accounts estimated at December 31, 2004 and at December 31, 2003 are as follows (in thousands):

	December 31,	December 31,
	2004	2003
ABO	$6,349	$5,792

Change in the PBO
PBO at beginning of period	$5,792	$5,311
Service cost	183	178
Interest cost	350	336
Benefits paid	(188)	(233)
Actuarial loss	212	200

PBO at end of period	$6,349	$5,792

Change in the fair value of plan assets
Fair value of assets at beginning of period	$4,154	$3,169
Employer contributions	755	507
Benefits paid	(188)	(233)
Actual return on assets	5	711

Fair value of assets at end of period (1)	$4,726	$4,154

Components of prepaid (accrued) pension cost
Funded status	$(1,623)	$(1,638)
Unrecognized net actuarial loss	2,199	1,742

Prepaid (accrued) pension cost	$576	$104

Amounts recognized in the statement of financial position
Accrued pension cost	$(1,623)	$(1,638)
Accumulated other comprehensive loss	2,199	1,742

Net amount recognized in balance sheet	$576	$104

Key economic assumptions
Discount rate	5.75%	6.00%

(1)	Plan assets consist primarily of equity and fixed-income securities.

     Net periodic pension cost for the defined benefit plan and the change in other comprehensive loss for the years ended December 31, 2004 (estimated), 2003, and 2002 are as follows (in thousands):

	2004	2003	2002
Components of the net periodic pension cost
Service cost	$183	$178	$150
Interest cost	350	336	323
Expected return on plan assets	(345)	(267)	(272)
Amortization of unrecognized net actuarial loss	96	130	48

Net periodic pension cost	$284	$377	$249

Decrease (increase) adjustment to accumulated other comprehensive loss from change in minimum pension liability	$(457)	$374	$(1,149)

Key economic assumptions
Discount rate	6.00%	6.25%	7.00%
Expected long-term return on plan assets	8.00%	8.00%	8.00%

     The Management Company sets the discount rate assumption annually for its plan at its measurement date to reflect the yield of a portfolio of high quality, fixed-income debt instruments matched against the timing and amounts of projected future benefits.

     The Management Company’s expected return on assets assumption is derived from a detailed periodic study conducted by the Management Company’s actuaries. The study includes a review of the asset allocation strategy, anticipated future long-term performance of individual asset classes, risks (standard deviations) and correlations for each of the asset classes that comprise the funds and asset mix. While the study gives appropriate consideration to recent fund performance and historical returns, the assumption is primarily a long-term, prospective rate.

     The following table sets forth the actual and target allocation of plan assets:

	Target
	Allocation	2003
Equity securities	45% - 70%	56%
Debt securities	30% - 50%	38
Other	0% - 10%	6

		100%

     The Management Company’s investments policy is to maintain the plan assets within the target asset allocation to ensure the plan assets are adequately diversified. Pension plan asset performance and allocations are reviewed quarterly.

     The benefits expected to be paid in each of the next five years, and in the aggregate for the five years thereafter estimated as of December 31, 2004 are as follows (in thousands):

2005	$263
2006	267
2007	274
2008	288
2009	318
Thereafter	1,794

$3,204

6. Commitments and Contingencies

Collective Bargaining Agreements

     The Management Company is subject to collective bargaining agreements at certain hotels it operates. At September 30, 2004 and December 31, 2003, the percentage of employees covered by such collective bargaining agreements represent approximately 9% and 11%, respectively, of the total number of employees.

PRO FORMA FINANCIAL INFORMATION OF INTERSTATE HOTELS & RESORTS, INC.

Our unaudited pro forma financial statements reflect a column for the adjustments to our historical financial statements, rather than a column presenting the combination of SHP’s historical financial statement as we believe this is more meaningful based on the fact that we did not acquire any net tangible assets in this acquisition. Our unaudited pro forma financial statements reflect the purchase described in Item 2 for the fiscal year ended December 31, 2003 and the nine months ended September 30, 2004 as if that transaction had been completed at the beginning of the periods presented for the statements of operations and as of September 30, 2004 for the balance sheet.

Our unaudited pro forma financial statements do not purport to represent what our results of operations or financial condition would actually have been if this transaction had in fact occurred at the beginning of the periods presented, or to project our results of operations or financial condition for any future period.

Our unaudited pro forma financial statements are based upon available information and upon assumptions and estimates, which are set forth in the notes to the unaudited pro forma financial statements, that we believe are reasonable under the circumstances. However, actual results in future periods will differ from the pro forma amounts and those differences could be material. The unaudited pro forma financial statements and accompanying notes should be read in conjunction with the unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2004 and the audited consolidated financial statements for the year ended December 31, 2003.

Our 2003 consolidated financial statements filed with our annual report on Form 10-K/A in March 2004 were restated to reflect the disposal of the Toronto market for our BridgeStreet corporate housing business as a discontinued operation and filed on Form 8-K on August 17, 2004.

INTERSTATE HOTELS & RESORTS, INC.
UNAUDITED PRO FORMA BALANCE SHEET
September 30, 2004
(Dollars in thousands, except per share amounts)

		Acquisition
	Interstate	of Sunstone
	Hotels &	Hotel
	Resorts, Inc.	Properties,
	Historical	Inc.		Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$9,727	$—		$9,727
Restricted cash	1,886	—		1,886
Accounts receivable, net of allowance for doubtful accounts	31,523	19,670	(A)	51,193
Due from related parties	8,270	—		8,270
Prepaid expenses and other current assets	10,348	—		10,348

Total current assets	61,754	19,670		81,424
Marketable securities	1,577	—		1,577
Property and equipment, net	24,104	—		24,104
Notes receivable	6,117	—		6,117
Officers and employees notes receivable	74	—		74
Investments in and advances to affiliates	11,023	—		11,023
Deferred income taxes	22,123	—		22,123
Goodwill	92,123	3,342	(B)	95,465
Intangible assets, net	46,349	4,658	(C)	51,007

Total assets	$265,244	$27,670		$292,914

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$57,989	$19,670	(D)	$77,659
Accounts payable — related parties	433	—		433
Current portion of long-term debt	16,880	6,000	(E)	22,880

Total current liabilities	75,302	25,670		100,972
Deferred compensation	1,577	—		1,577
Long-term debt	70,723	2,000	(E)	72,723

Total liabilities	147,602	27,670		175,272
Minority interests	928			928
Commitments and contingencies
Stockholders’ equity:
Common stock, $.01 par value; 50,000 shares authorized; 30,657 shares issued and outstanding at September 30, 2004	307	—		307
Treasury stock	(69)	—		(69)
Paid-in capital	188,776	—		188,776
Accumulated other comprehensive income, net of tax	600	—		600
Accumulated deficit	(72,900)	—		(72,900)

Total stockholders’ equity	116,714	—		116,714

Total liabilities, minority interests and stockholders’ equity	$265,244	$27,670		$292,914

The accompanying notes are an integral part of the pro forma financial information.

INTERSTATE HOTELS & RESORTS, INC.
UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2004

(In thousands, except per share amounts)

	Interstate Hotels & Resorts, Inc. Historical	B Acquisition of Sunstone Hotel Properties Inc.		Pro Forma
Revenue:
Lodging revenue	$2,476	$—		$2,476
Management fees	17,414	5,530	(F)	22,944
Management fees-related parties	23,345	—		23,345
Corporate housing	83,506	—		83,506
Other revenue	10,599	1,138	(G)	11,737

	137,340	6,668		144,008
Other revenue from managed properties	601,295	105,432	(H)	706,727

Total revenue	738,635	112,100		850,735

Operating expenses by department:
Lodging expenses	(1,678)	—		(1,678)
Corporate housing	(68,121)	—		(68,121)
Undistributed operating expenses:
Administrative and general	(51,675)	(5,442	)(J)	(57,117)
Depreciation and amortization	(6,974)	(217	)(K)	(7,191)
Restructuring expenses	(3,481)	—		(3,481)
Asset impairments and write-offs	(7,792)	—		(7,792)

	(139,721)	(5,659)		(145,380)
Other expenses from managed properties	(601,295)	(105,432	)(I)	(706,727)

Total operating expenses	(741,016)	(111,091)		(852,107)

Operating income (loss)	(2,381)	1,009		(1,372)

Interest income	801	—		801
Interest expense	(6,093)	(296	)(L)	(6,389)
Equity in losses of affiliates	(946)	—		(946)

Income (loss) from continuing operations before minority interest and income taxes	(8,619)	713		(7,906)
Income tax (expense) benefit	3,093	(285	)(M)	2,808
Minority interest (expense) benefit	68	—		68

Income (loss) from continuing operations	$(5,458)	$428		$(5,030)

Basic loss per share from continuing operations	$(0.18)			$(0.16)
Diluted loss per share from continuing operations	$(0.18)			$(0.16)
Weighted average shares outstanding (in thousands):
Basic	30,637			30,637
Diluted	30,637			30,637

The accompanying notes are an integral part of the pro forma financial information.

INTERSTATE HOTELS & RESORTS, INC.
UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2003

(In thousands, except per share amounts)

	Interstate Hotels & Resorts, Inc. Historical	Acquisition of Sunstone Hotel Properties, Inc.		Pro forma
Revenue:
Lodging revenue	$3,396	$—		$3,396
Management fees	34,808	6,904	(F)	41,712
Management fees-related parties	30,254	—		30,254
Corporate housing	102,773	—		102,773
Other revenue	15,330	1,519	(G)	16,849

	186,561	8,423		194,984
Other revenue from managed properties	833,790	147,852	(H)	981,642

Total revenue	1,020,351	156,275		1,176,626

Operating expenses by department:
Lodging expenses	(2,384)	—		(2,384)
Corporate housing	(85,270)	—		(85,270)
Undistributed operating expenses:
Administrative and general	(69,639)	(7,256	)(J)	(76,895)
Depreciation and amortization	(13,263)	(293	)(K)	(13,556)
Merger and integration costs	(3,816)	—		(3,816)
Restructuring expenses	(3,400)	—		(3,400)
Asset impairments and write-offs	(8,860)	—		(8,860)

	(186,632)	(7,549)		(194,181)
Other expenses from managed properties	(833,790)	(147,852	)(I)	(981,642)

Total operating expenses	(1,020,422)	(155,401)		(1,175,823)

Operating income (loss)	(71)	874		803
Interest income	917	—		917
Interest expense	(11,017)	(417	)(L)	(11,434)
Equity in losses of affiliates	(1,618)	—		(1,618)
Gain on refinancing term loan from related party	13,629	—		13,629

Income from continuing operations before minority interests and income taxes	1,840	457		2,297
Income tax (expense) benefit	(3,678)	(183	)(M)	(3,861)
Minority interest (expense) benefit	(197)	—		(197)

Loss from continuing operations	$(2,035)	$274		$(1,761)

Basic loss per share from continuing operations	$(0.10)			$(0.08)
Diluted loss per share from continuing operations	$(0.10)			$(0.08)
Weighted average shares outstanding (in thousands):
Basic	21,474			21,474
Diluted	21,474			21,474

The accompanying notes are an integral part of the pro forma financial information.

Notes to Unaudited Pro Forma Financial Information

A	Record receivable from Sunstone REIT of $19.7 million for assumed liabilities for health plans, workers’ compensation plan and other employment related liabilities we assumed as part of the acquisition. Sunstone REIT agreed to pay us for these amounts. In addition, Sunstone REIT has also provided us a $5 million letter of credit related to these liabilities.

B	Record Goodwill of approximately $3.3 million.

C	Record $4.7 million for the estimated fair value of the management contracts acquired.

D	Record payable of $19.7 million for assumed liabilities for health plans, workers’ compensation plan and other employment related liabilities described in note A.

E	Record note payable of $2 million (non-interest bearing) due to Sunstone REIT on December 31, 2005, and $6 million draw on our credit facility which bears interest at LIBOR plus 350 basis points.

F	Record total management fee revenues of $5.5 million and $6.9 million for the nine months ended September 30, 2004 and full year 2003, respectively. These management fees are recorded at our initial management fee of 1.75% of hotel revenues while the historical carve out financial statements presented herein include Sunstone’s historical management fees.

G	Record accounting fees and other revenue of $1.1 and $1.5 million, for the nine months ended September 30, 2004 and full year 2003, respectively.

H	Record reimbursable expenses from the hotel owner as other revenue from managed properties of $105.4 million and $147.8 million for the nine months ended September 30, 2004 and full year 2003, respectively.

I	Record reimbursable expenses paid on the hotel owner’s behalf as other expenses from managed properties of $105.4 million and $147.8 million for the nine months ended September 30, 2004, and full year 2003, respectively.

J	In connection with the acquisition of SHP from the Sunstone Parties, we agreed to hire a defined group of in-place employees and agreed to pay the Sunstone Parties established amounts for the use of office space, equipment and other related costs. Therefore, we reduced general and administrative costs reflected in the historical carve-out financial statements by $2.5 million and $6.5 million for the nine months ended September 30, 2004 and full year 2003, respectively, to remove administrative costs of the Sunstone Parties that we will not incur post acquisition.

K	Record amortization of the cost of the management contracts of $.2 million and $.3 million for the nine months ended September 30, 2004 and full year 2003, respectively, for the management contracts. Amortization is calculated based on the estimated useful life of 14 years and escalates in accordance with contractual escalation in our management fees.

L	Record interest expense of $.2 million and $.3 million for the nine months ended September 30, 2004 and full year 2003, respectively, for the $6 million we borrowed under our credit facility for this acquisition. Interest is calculated at LIBOR plus 350 basis points on these borrowings. The LIBOR interest rate was averaged for the periods presented to determine the interest expense. In addition, we have recorded imputed interest expense of $.07 and $.1 million for the nine months ended September 30, 2004 and the full year 2003, respectively for the $2 million note payable due to Sunstone REIT for this acquisition which is non-interest bearing. The imputed interest rate for the non-interest bearing note is based on our average cost of debt which is comparable to our variable interest rate on the line of credit, described above.

M	Record income taxes of $.3 million and $.2 million for the nine months ended September 30, 2004 and full year 2003, respectively, based on our historical federal and state effective income tax rate of 39.4%.